EXHIBIT 3 - AMENDED ARTICLES OF INCORPORATION

                     ARTICLES OF AMENDMENT
                             TO THE
                   ARTICLES OF INCORPORATION
                               OF
                   GEMSTAR ENTERPRISES, INC.

Pursuant to the applicable provisions of the Nevada Revised Statutes, Gemstar Enterprises, Inc. (The "Corporation") hereby adopts the following Articles of Amendment to its Articles of Incorporation:

     First: The present name of the Corporation is Gemstar Enterprises, Inc.

     Second: The following amendment to its Articles of Incorporation was adopted by majority vote of shareholders of the of the Corporation on May 10, 1990, in the manner prescribed by Nevada law:

     1. Article IV is amended by adding to "B. Preferred Stock" a paragraph 7 as follows:

          7. Conversion: The Series One Preferred Shares shall be convertible into two shares of common stock at any time subsequent to September 30, 1992.

     Third: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 10,977,250 shares.

     Fourth: The number of shares voted for such amendment was 5,517,200 and the number voted against such amendments was 5,000.

Dated this 13th day of July, 1990.

                                                GEMSTAR ENTERPRISES, INC.

/S/ Ricky G. Cogburn                            /s/ Denny W. Nestripke
-------------------------------                 -----------------------------
Ricky G. Cogburn, Secretary                     Denny W. Nestripke, President

VERIFICATION

STATE OF UTAH       }
                    } SS
COUNTY OF SALT LAKE }

The Undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Gemstar Enterprises, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.

                                               /s/ Ricky G. Cogburn
                                               -----------------------------
                                               Ricky G. Cogburn, Secretary







STATE OF UTAH       }
                    } SS
COUNTY OF SALT LAKE }

Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Gemstar Enterprises, Inc. a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 13th day of July, 1990.

                                                /s/ Shanna Atkinson
                                                --------------------------
                                                Shanna Atkinson
                                                NOTARY PUBLIC
My Commission Expires:
                                                Residing At:
   January 4, 1991
                                                Salt Lake County, Utah

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